Exhibit 3.45(b)

L-102 NJSA 42 (2/94)

CGN

FILED
DEC 0 3 2008
STATE TREASURER

0400260751

New Jersey Division of Revenue

Certificate of Amendment
Limited Liability Company

This form may be used to amend a Certificate of Formation of a Limited Liability Company on file with the Department of the Treasury. Applicants must insure strict compliance with NJSA 42, the New Jersey Limited Liability Act, and insure that all applicable filing requirements are met.

1. Name of Limited Liability Company:
   Master Mix Concrete Limited Liability Company
2. Identification Number:
   0400260751
3. New LLC Name (if applicable):
   Master Mix Concrete, LLC
4. Effective Date:
   December 3, 2008
5. The Certificate of Formation is amended as follows (provide attachments if needed):

   1. Name
   Master Mix Concrete, LLC

The undersigned represent(s) that this filing complies with State law as detailed in NJSA 42 and that they are authorized to sign this form on behalf of the Limited Liability Company.

Signature:

Name: Curt M. Lindeman, Authorized Representative

Date: 12/2/08

NJ Division of Revenue, PO Box 308, Trenton, NJ 08646

$20930 N
3860945